Exhibit 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of July 7, 2006, between ZENITH NATIONAL INSURANCE CORP., a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A., a national banking association (the “Bank”).

RECITALS

A.            The Company and the Bank are party to that certain Amended and Restated Credit Agreement dated as of September 30, 2002 (as heretofore modified, amended or supplemented, the “Credit Agreement”).  Unless otherwise defined herein, defined terms used herein shall have the meanings given such terms in the Credit Agreement.

B.            The Company and the Bank have agreed to amend the Credit Agreement in certain respects.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Bank agree as follows:

1.             Amendment.  Subject to satisfaction of the conditions precedent set forth in Section 2  hereof, Section 8.1(k) of the Credit Agreement is amended to read in its entirety as follows:

“(k)         Change of Control.  There occurs any Change of Control, or Stanley Zax shall, for any reason, cease to be actively involved in the day-to-day management and operations of the Company; or”

2.             Conditions Precedent to Amendment.  The amendments in Section 1 hereof shall be effective as of the date hereof when the Bank receives:

(a)           counterparts of this Amendment duly executed by the Company and the Bank;

(b)           a certificate, dated as of the date hereof, of the Secretary or Assistant Secretary of the Company certifying that the Amended and Restated Certificate of Incorporation of the Company attached to such certificate is a true and complete copy of the Company’s Amended and Restated Certificate of Incorporation, that it is in full force and effect as of the date hereof, and that there have been no additional filed or authorized amendments to it;

(c)           a certificate, dated as of the date hereof, of the Secretary or Assistant Secretary of the Company certifying that the Bylaws (Amended and Restated as of February 7, 2006) of the Company attached to such certificate is a true and complete copy of the Company’s Bylaws, that they are in full force and effect as of the date hereof, and that there have been no additional amendments to them;

(d)           copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the date hereof by the

Secretary or an Assistant Secretary of the Company, together with a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Amendment, and all other Loan Documents to be delivered by it hereunder;

(e)           payment of all expenses, including legal fees and expenses of counsel to the Bank, incurred by the Bank in connection with this Amendment, to the extent invoiced to the Company on or prior to the date hereof; and

(f)            such other agreements, documents, instruments, and items as the Bank may reasonably request.

3.             Representations and Warranties.  The Company represents and warrants to the Bank as follows:

(a)            the execution, delivery and performance by Company of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval not heretofore obtained of any director, stockholder, security holder, or creditor of the Company or of any governmental authority having jurisdiction over the Company, (ii) violate or conflict with any provision of the Company’s certificate of incorporation or bylaws, (iii) violate any laws applicable to the Company, or (iv) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement to which the Company is a party or by which the Company or any of its property is bound or affected;

 (b)          all representations and warranties made or deemed made by the Company in the Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited by the Credit Agreement;

(c)            no Default or Event of Default has occurred and is continuing as of the date hereof; and

(d)           except as disclosed in publicly available filings made with the SEC, there has occurred since December 31, 2005, no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect.

6.             Effect of Amendment.  This Amendment is a Loan Document.  The amendment effected hereunder is expressly limited to the matters contained herein.  Except as amended hereby, the Credit Agreement and the other Loan Documents are unchanged and are hereby ratified and confirmed.

7.             Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

8.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles.

9.             ENTIRETY.  THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERCEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF.  THESE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

10.           Parties.  This Amendment binds and inures to the benefit of the Company, the Bank, and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank.
Signature Page Follows.]

ZENITH NATIONAL INSURANCE CORP., as the Company

By:	/s/ Stanley R. Zax
Stanley R. Zax, President and Chairman

BANK OF AMERICA, N.A., as the Bank

By:	/s/ Kip Davis
Kipling Davis, Sr. Vice President